Exhibit 99.2

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Financial Statements

(Unaudited)

September 30, 2014

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

September 30, 2014

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Balance Sheets

(Amounts in thousands)

	(Successor)	(Predecessor)
	September 30, 2014	December 31, 2013
	(Unaudited)
Assets

Current assets:
Cash	$1,371	2,911
Accounts receivable	1,245	1,436
Inventory	516	455
Prepaid expenses and other current assets	602	140
Total current assets	3,734	4,942

Wind energy generating system	116,000	187,340
Accumulated depreciation	(2,636)	(27,328)
Plant and equipment, net	113,364	160,012

Deferred financing costs, net	—	3,055
Power purchase agreement, net of accumulated amortization of $1,235	52,765	—
Long-term restricted cash	—	334

Total assets	$169,863	168,343

Liabilities and Member’s Equity

Current liabilities:
Accounts payable	$127	326
Accounts payable to related parties	68	41
Accrued liabilities	304	182
Derivative liability - current	1,836	—
Interest payable	12	12
Current maturities of long-term obligations	3,251	2,922
Total current liabilities	5,598	3,483

Long-term debt	63,456	65,729
Deferred revenue, net	—	49,939
Long-term derivative liabilities	2,459	3,358
Asset retirement obligation	262	5,025
Total liabilities	71,775	127,534

Commitments and contingencies

Member’s equity	98,088	40,809

Total liabilities and member’s equity	$169,863	168,343

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Unaudited Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands)

	(Successor)	(Predecessor)	(Successor)	(Predecessor)
	Three months ended September 30,	Three months ended September 30,	Six months ended September 30,	Three months ended March 31,	Nine months ended September 30,
	2014	2013	2014	2014	2013

Operating Revenues
Lease revenue	$1,636	3,327	5,835	4,862	11,852
Grant revenue	—	730	—	731	2,192
Total operating revenues	1,636	4,057	5,835	5,593	14,044

Operating Expenses
Depreciation and accretion	(177)	2,417	2,689	2,421	7,250
Maintenance and other operating costs	1,020	957	2,013	1,081	2,680
General and administrative	—	4	—	5	26
Total operating expenses	843	3,378	4,702	3,507	9,956

Income from operations	793	679	1,133	2,086	4,088

Other Expense
Interest expense	(608)	(1,250)	(1,212)	(1,186)	(3,696)
Total other expense	(608)	(1,250)	(1,212)	(1,186)	(3,696)

Net (loss) income	$185	(571)	(79)	900	392

Other Comprehensive Income (Loss):
Unrealized (loss) gain on derivatives	$(1,295)	232	(2,473)	(1,682)	4,504
Other comprehensive (loss) income	(1,295)	232	(2,473)	(1,682)	4,504
Comprehensive income (loss)	$(1,110)	(339)	(2,552)	(782)	4,896

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Unaudited Statements of Member’s Equity

(Amounts in thousands)

	Capital Contributions	Capital Distributions	Retained Deficit	Accumulated Other Comprehensive Loss	Total Member’s Equity

Balance at December 31, 2013 (audited)	$132,810	(87,697)	(946)	(3,358)	40,809

Net income	—	—	900	—	900
Capital distribution	—	(1,700)	—	—	(1,700)
Other comprehensive loss	—	—	—	(1,682)	(1,682)

Balance at March 31, 2014 (a)	$132,810	(89,397)	(46)	(5,040)	38,327

Balance at April 1, 2014 (a)	$102,857	—	—	—	102,857

Net income	—	—	(79)	—	(79)
Capital distribution	—	(3,395)	—	—	(3,395)
Other comprehensive loss	—	—	—	(1,295)	(1,295)

Balance at September 30, 2014	$102,857	(3,395)	(79)	(1,295)	98,088

(a) The differences in the equity balances at March 31, and April1, 2014 reflect the application of pushdown accounting as result of the EME Acquisition.

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Unaudited Statements of Cash Flows

(Amounts in thousands)

	(Successor)	(Predecessor)
	Six months ended September 30,	Three months ended March 31,	Nine months ended September 30,
	2014	2014	2013

Cash flows from operating activities:
Net (loss) income	$(79)	900	392
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization, and accretion	3,924	2,523	7,567
Amortization of deferred revenue	—	(731)	(2,192)
Changes in derivative instruments	(988)	—	—
Changes in assets and liabilities
Accounts receivable	414	(223)	(20)
Inventory	(38)	(24)	23
Prepaid expenses and other current assets	(210)	(252)	(155)
Accounts payable	(82)	(90)	(508)
Accrued liabilities	189	(67)	(31)
Interest payable	—	—	—
Net cash provided by operating activities	3,130	2,036	5,076

Cash from investing activity
Decrease in restricted cash	—	334	—
Net cash provided by investing activity	—	334	—

Cash flows from financing activities
Distributions to member	(4,595)	(1,701)	(4,033)
Repayment of long-term debt	(881)	(1,063)	(1,790)
Net cash used in financing activities	(5,476)	(2,764)	(5,823)

Net decrease in cash and cash equivalents	(2,346)	(394)	(747)
Cash at beginning of period	2,517	2,911	2,735
Cash at end of period	$171	2,517	1,988

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,200	1,083	3,308

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

September 30, 2014

(1)                     Nature of Business

Laredo Ridge Wind, LLC (the Company), a Delaware limited liability company, is a wholly owned subsidiary of Mission Wind Laredo, Inc. (MWL), a wholly owned subsidiary of NRG Wind LLC (NRG Wind), a wholly owned subsidiary of NRG Energy Gas and Wind Holdings LLC, in turn a wholly owned subsidiary of NRG Energy, Inc. (NRG or Parent).

The Company, along with NRG Wind, was originally a wholly owned subsidiary of Edison Mission Energy, Inc. (EME) and was formed to construct, own, and operate a 79.9-megawatt (MW) wind powered electricity-generating system composed of 54 General Electric Company (GE) 1.5 MW generators, a power collection system, and power substation (the Windsystem) located in Boone County, Nebraska. The Company sells electricity generated by the turbines to Nebraska Public Power District (NPPD) pursuant to a power purchase agreement (PPA) with a term extending for 20 years from the commercial operation date of February 1, 2011.

The Company contracted with General Electric International, Inc. (GE) to provide certain warranty, maintenance, and repair services. The agreement, including extensions, covers a five-year period, which commenced at turbine completion in November 2010.

The following notes should be read in conjunction with the accounting policies and other disclosures as set forth in the notes to the Company’s annual financial statements. Interim results are not necessarily indicative of results for a full year.

Predecessor and Successor Reporting

As further discussed in note 2, Business Acquisition, on April 1, 2014, NRG completed the acquisition of substantially all of the assets of EME, or the EME Acquisition, including its member interests in the Company. The EME Acquisition was accounted for under the acquisition method of accounting. Fair value adjustments have been pushed down to the Company, resulting in the Company’s assets and liabilities being recorded at fair value at April 1, 2014. In addition, effective with the EME Acquisition, the Company adopted the accounting policies of NRG. Therefore, the Company’s financial information prior to the EME Acquisition is not comparable to its financial information subsequent to the EME Acquisition.

As a result of the impact of pushdown accounting, the financial statements and certain note presentations separate the Company’s presentations into two distinct periods, the period before the consummation of the EME Acquisition (labeled predecessor) and the period after that date (labeled successor), to indicate the application of different basis of accounting between the periods presented.

(2)                     Business Acquisition

On April 1, 2014, NRG completed the acquisition of substantially all of the assets of EME. The acquisition was recorded as a business combination under ASC 805, Business Combinations, with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. The impact of the acquisition method of accounting was pushed down to the Company, resulting in assets and liabilities of the Company being recorded at fair value as of April 1, 2014.  The initial accounting for the business combination is not complete because the evaluation necessary to assess the fair values of certain assets acquired is still in process.  The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that exists as of the acquisition date.

The preliminary allocation of assets and liabilities is as follows (in thousands):

Acquisition Date
Fair Value
Assets
Current and non-current assets	$5,046
Net plant and equipment	116,000
Power purchase agreement	54,000
Total assets acquired	$175,046

Liabilities
Current and non-current liabilities	4,601
Long-term debt	67,588
Total liabilties assumed	$72,189

Net assets acquired	$102,857

Fair Value Measurements

The fair values of the property, plant and equipment and intangible assets at the acquisition date were measured primarily based on significant inputs that are not observable in the market and thus represent a Level 3 measurement as defined in ASC 820.  Significant inputs were as follows:

Property, plant and equipment — The estimated fair values were determined primarily based on an income method using discounted cash flows and validated using a market approach based on recent transactions of comparable assets.  The income approach was primarily relied upon as the forecasted cash flows more appropriately incorporate differences in regional markets, plant types, age, useful life, equipment condition and environmental controls of each asset. The income approach also allows for a more accurate reflection of current and expected market dynamics such as supply and demand, commodity prices and regulatory environment as of the acquisition date.

Power purchase agreement — The fair value of the PPA acquired was determined utilizing a variation of the income approach where the expected future cash flows resulting from the acquired PPA was reduced by operating costs and charges for contributory assets and then discounted to present value at the weighted average cost of capital of an integrated utility peer group adjusted for project-specific financing attributes.  The values were corroborated with available market data.  The PPA will be amortized over a term of 17 years.

(3)                     Derivative Instruments and Hedging Activity

The Company has fixed for floating interest rate swaps for 90% of its outstanding term loan amount.  The notional amount of the swaps was approximately $60,407,000 as of September 30, 2014. The following table summarizes the effects of the swaps on the Company’s accumulated OCI balance, which reflects the change in the fair value of the swaps (amounts in thousands):

Accumulated OCI balance as of April 1, 2014	$—

Mark-to-market of cash flow hedge accounting contracts	(1,295)

Accumulated OCI balance as of September 30, 2014	$(1,295)

(4)                     Subsequent events

These financial statements and notes reflect the Company’s evaluation of events occurring subsequent to the balance sheet date through January 16, 2015, the date that the financial statements are available to be issued.